Exhibit (h)(13)
REVISED EXHIBIT A
TO THE TRANSFER AGENCY SERVICES AGREEMENT
     THIS EXHIBIT A, dated September 25, 2008 and retroactive to February 29, 2008, is revised Exhibit A to that certain Transfer Agency Services Agreement dated as of April 1, 2000, as amended, between PNC Global Investment Servicing (U.S.) Inc. (f/k/a PFPC Inc.) and Aston Funds (f/k/a Alleghany Funds). This Exhibit A is revised for the addition of Aston/New Century Absolute Return ETF Fund and shall supersede all previous forms of this Exhibit A.
PORTFOLIOS
Aston/ABN AMRO Investor Money Market Fund
Aston/McDonnell Municipal Bond Fund
Aston/TCH Fixed Income Fund
Aston Balanced Fund
Aston/Optimum Mid Cap Fund
Aston/ABN AMRO Growth Fund
Aston/Veredus Aggressive Growth Fund
Aston/Veredus Select Growth Fund
Aston/Montag & Caldwell Balanced Fund
Aston/Montag & Caldwell Growth Fund
Aston/Veredus SciTech Fund
Aston/TAMRO All Cap Fund
Aston/TAMRO Small Cap Fund
Aston/ABN AMRO Real Estate Fund
Aston Value Fund
ABN AMRO Treasury Money Market Fund
ABN AMRO Government Money Market Fund
ABN AMRO Tax-Exempt Money Market Fund
ABN AMRO Money Market Fund
ABN AMRO Institutional Prime Money Market Fund
Aston/TCH Investment Grade Bond Fund
Aston/River Road Dynamic Equity Income Fund
Aston/River Road Small Cap Value Fund
Aston/Optimum Large Cap Opportunity Fund
Aston/River Road Small-Mid Cap Fund
Aston/ABN AMRO Global Real Estate Fund
Aston/Neptune International Fund
Aston/Montag & Caldwell Mid Cap Growth Fund
Aston/ClariVest Mid Cap Growth Fund
Aston/Barings International Fund
Aston/Cardinal Mid Cap Value Fund
Aston/SGA International Small-Mid Cap Fund
Aston/Smart Allocation ETF Fund
Aston/MB Enhanced Equity Income Fund
Aston/New Century Absolute Return ETF Fund

PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.		ASTON FUNDS

By:	/s/ Michael Denofrio	By:	/s/ Kenneth Anderson
Executive Vice President

Title:	Senior Managing Director	Title:	President